Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
October 28, 2005		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports 3rd Quarter 2005 Results
Total Loans Hit a New Milestone $282 Million. Net Income up 40%
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ: ABVA) today reported financial results for the third quarter 2005 and its twenty-first consecutive quarterly profit. For the quarter ended September 30, 2005, the Company reported earnings of $1.2 million, a 39.6% increase over the third quarter 2004 results. On a year-to-date basis, net income was $2.9 million for the first nine months of 2005 or 36.9% greater than the 2004 results of $2.2 million.
Thomas A. Young, Jr., President and Chief Executive Officer of Alliance Bankshares, said, “We continue to experience strong growth in our lending and core banking activities. As our organization remains focused on strong customer relationships, we have seen tremendous loan growth in 2005. Since December 31, 2004, the loan portfolio has grown by $73.0 million to a record, $282.2 million as of September 30, 2005. Our disciplined approach to credit risk has not been sacrificed as we expand our loan base. In addition to our key business strategies, we recently hired Mike O’Grady to head up our commercial banking initiatives.”
Total assets were $662.6 million or $137.2 million greater than September 30, 2004 level of $525.4 million. As the loan portfolio grows, the organization remains committed to strong credit quality resulting in nominal net charge-offs and very low levels of past due loans. Total deposit grew by $120.9 million or 30.3% to $519.6 million as of September 30, 2005. Investment securities grew to $231.2 million as of September 30, 2005 or $20.4 million greater than the September 30, 2004 level of $210.8 million.
“We are constantly assessing our business strategies for customer acquisition and development,” said Thomas A. Young, Jr. President & Chief Executive Officer. “In early October, we announced the signing of a definitive agreement to acquire Danaher Insurance. The acquisition will enhance our already robust array of financial service product offerings. We expect the acquisition to be completed in the fourth quarter of 2005 and to be accretive to earnings in 2006,” said Young.
Earnings per share, diluted amounted to $.23 for the third quarter of 2005 compared to $.17 for the same period in 2004. On a year-to-date basis, earnings per share, diluted for the first nine months of 2005 were $.58 compared to $.45 for the first nine months of 2004. Net interest margin continues to improve. In the third quarter, net interest margin was 3.54% or 39 basis points greater than the third quarter 2004 net interest margin of

3.15%. On a year-to-date basis, our net interest margin was 3.41% or 40 basis points greater than the 2004 level of 3.01%.
“Our company continues to successfully execute our strategy in one of the best markets in the country: the Washington, DC metropolitan area,” said Harvey E. Johnson, Jr., Chairman of the Board of Directors.
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Balance Sheets

	September 30,	December 31,	September 30,
	2005*	2004	2004*

	(Dollars in thousands, except per share)

ASSETS

Cash and due from banks	$42,329	$29,467	$25,866
Federal funds sold	94,643	1,139	75,825
Investment securities available-for-sale, at fair value	231,054	209,041	210,743
Investment securities held-to-maturity, at amortized cost	100	100	100

Loans held for sale	7,324	24,746	32,017
Loans, net of unearned discount and fees	282,172	209,204	175,461
less: allowance for loan losses	(3,150)	(2,300)	(1,926)

Loans, net	279,022	206,904	173,535

Premises and equipment, net	2,023	2,156	2,265
Other assets	6,123	6,167	5,035

TOTAL ASSETS	$662,618	$479,720	$525,386

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$252,172	$128,287	$174,678
Interest-bearing deposits	267,450	227,404	223,985

Total deposits	519,622	355,691	398,663

Repurchase agreements, federal funds purchased and other borrowings	62,099	45,352	48,580
Federal Home Loan Bank advances	20,000	20,000	20,000
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	1,610	1,745	1,339
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	613,641	433,098	478,892

STOCKHOLDERS’ EQUITY	48,977	46,622	46,494

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$662,618	$479,720	$525,386

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Income Statements

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2005*	2004*	2005*	2004*

	(Dollars in thousands, except per share)

INTEREST INCOME:
Loans	$4,811	$2,834	$12,657	$6,914
Investment securities	2,469	2,112	6,997	6,137
Federal funds sold	385	113	955	327

Total interest income	7,665	5,059	20,609	13,378

INTEREST EXPENSE:
Deposits	1,803	1,304	5,082	3,613
Purchased funds and other borrowings	970	465	2,391	1,271

Total interest expense	2,773	1,769	7,473	4,884

Net interest income	4,892	3,290	13,136	8,494
Provision for loan losses	280	302	857	522

Net interest income after provision for loan losses	4,612	2,988	12,279	7,972

OTHER INCOME:
Deposit account service charges	45	63	135	150
Gain on sale of loans	746	1,549	2,529	4,226
Net gain (loss) on sale of securities	(19)	36	(24)	331
Net gain on trading activities	—	20	—	51
Other operating income	62	53	211	172

Total other income	834	1,721	2,851	4,930

OTHER EXPENSES:
Salaries and employee benefits	1,874	2,004	5,793	5,684
Occupancy expense	330	315	989	929
Equipment expense	261	193	695	525
Operating expenses	1,030	1,014	3,645	2,908

Total other expenses	3,495	3,526	11,122	10,046

INCOME BEFORE INCOME TAXES	1,951	1,183	4,008	2,856
Income tax expense	763	332	1,061	704

NET INCOME	$1,188	$851	$2,947	$2,152

Net income per common share, basic	$0.25	$0.18	$0.61	$0.48

Net income per common share, diluted	$0.23	$0.17	$0.58	$0.45

Weighted average number of shares, basic	4,797,746	4,776,777	4,796,525	4,464,989

Weighted average number of shares, diluted	5,103,549	5,096,208	5,097,308	4,818,786

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Statistical Information

	September 30,		September 30,
	2005*		2004*

	(Dollars in thousands, except per share)
Performance Information:

For The Quarter Ended:
Earnings per share, basic	$0.25		$0.18
Earnings per share, diluted	0.23		0.17
Return on average assets	0.79%		0.74%
Return on average equity	10.01%		7.78%
Net interest margin**	3.54%		3.15%

For The Nine Months Ended:
Earnings per share, basic	$0.61		$0.48
Earnings per share, diluted	0.58		0.45
Return on average assets	0.70%		0.68%
Return on average equity	8.38%		7.45%
Net interest margin **	3.41%		3.01%

Growth Statistics:***
Loan Growth	34.9%		47.7%
Asset Growth	38.1%		47.3%
Deposit Growth	46.1%		44.1%

Non-Interest Bearing Deposits/Total Deposit	48.5%		43.8%

Credit Quality Ratios:****
Allowance for loan losses to total loans	1.12%		1.10%
Allowance for loan losses to non-accrual loans	NM		NM
Allowance for loan losses to nonperforming assets	2.4	X	1.8	X
Nonperforming assets to total assets	0.20%		0.21%
Net chargeoffs to average loans	0.00%		0.03%

Capital Information:
Book value per share	$10.21		$9.72
Tier I risk-based capital ratio	17.0%		18.5%
Total risk-based capital ratio	17.9%		19.2%
Leverage capital ratio	10.3%		10.3%
Total equity to total assets ratio	7.4%		8.8%

*	Unaudited financial results

**	On a fully tax-equivalent basis assuming a 34% federal tax rate.

***	Growth from the preceding year end.

****	Nonperforming assets are defined as non-accrual loans, impaired loans, and loans past due 90 days or more and still accruing interest.

The allowance for loan losses includes a specific allocation for impaired loans.

NM = Not Meaningful